UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2014

Fairway Group Holdings Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35880 (Commission File Number)	74-1201087 (IRS Employer Identification No.)

2284 12th Avenue

New York, New York 10027

(Address of Principal Executive Offices)

(646) 616-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On December 8, 2014, Fairway and Howard Glickberg agreed that Mr. Glickberg would retire as Fairway’s Vice Chairman of Development.  Mr. Glickberg will remain a director of Fairway.

In connection with his retirement, Fairway entered into a Separation Agreement (the “Separation Agreement”) with Mr. Glickberg, which contains substantially the same rights and obligations as are provided for under his employment agreement. Pursuant to the Separation Agreement, Fairway will continue to pay his annual salary through January 16, 2016 (the “Severance Period”).  During the Severance Period, Mr. Glickberg is to be paid $18,750 per week in cash, and on the last business day of each calendar quarter, Fairway will issue to Mr. Glickberg that number of restricted stock units valued at $48,420.34 in the case of the calendar quarter ended December 31, 2014, $93,750 for each of the calendar quarters in 2015 and $15,483.52 in the case of the calendar quarter ended March 31, 2016.  In addition, the Company will issue to Mr. Glickberg restricted stock units for 39,565 shares of Fairway’s Class A common stock, representing the equity portion of his salary to be paid through the issuance of restricted stock units during the portion of the fourth quarter when he was an employee.  In addition, Fairway will continue to make Mr. Glickberg’s car insurance and lease payments and provide him a $50,000 food and materials allowance during the Severance Period.  Under the Separation Agreement, Mr. Glickberg granted Fairway and its affiliates a general release and agreed to a non-disparagement covenant. Mr. Glickberg remains subject to his confidentiality, non-solicitation and non-competition obligations contained in his employment agreement.

Pursuant to the Separation Agreement, Mr. Glickberg will provide assistance and advisory services to Fairway’s chief executive officer during the Severance Period.

Pursuant to the Separation Agreement, restricted stock units for an aggregate of 145,924 shares of Fairway’s Class A common stock previously granted to Mr. Glickberg will become immediately vested, and options to purchase an aggregate of 36,481 shares of the Class A Common Stock will become immediately vested; however, these options, together with the options to purchase 12,160 shares of the Class A Common Stock that had previously vested, will be forfeited to the extent not exercised prior to February 15, 2015.  These options have an exercise price of $15.60 per share.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Separation Agreement.

Item 7.01 Regulation FD Disclosure

On December 8, 2014, Fairway issued a press release announcing the retirement of Mr. Glickberg. This press release is furnished as Exhibit 99.1 to this report.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits filed herewith that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties.  The ability of the Company to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made. The Company anticipates that subsequent events and developments may cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended March 30, 2014, which was filed with the SEC on May 29, 2014, under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements”.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Separation Agreement, dated as of December 8, 2014, between Fairway Group Holdings Corp. and Howard Glickberg.

Exhibit 99.1	Press Release issued December 8, 2014, announcing the departure of Howard Glickberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2014	Fairway Group Holdings Corp.

	By:	/s/ Edward C. Arditte
		Name:	Edward C. Arditte
		Title:	Co-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

Exhibit 10.1	Separation Agreement, dated as of December 8, 2014, between Fairway Group Holdings Corp. and Howard Glickberg.

Exhibit 99.1	Press Release issued December 8, 2014, announcing the departure of Howard Glickberg.